Exhibit 8.3

STRICTLY PRIVATE AND CONFIDENTIAL

The Board of Directors

The Royal Bank of Scotland Group plc

Gogarburn

Edinburgh, EH12 1HQ

The Board of Directors

RFS Holdings B.V.

Strawinskylaan 3105

1077 ZX Amsterdam

The Netherlands

1 October 2007

Dear Sirs

The Royal Bank of Scotland Group plc (the “Company”)

We have acted as independent registered public accountants to The Royal Bank of Scotland Group plc (the “Company”) in connection with the Registration Statement on Form F-4 (as amended through the date hereof, the “Registration Statement”) of the Company, relating to the proposed offer to acquire all the outstanding ordinary shares, nominal value of €0.56 per share, of ABN AMRO Holding N.V., as described in the Registration Statement.

On the basis of our consideration of such matters of fact and law as we have deemed necessary or appropriate, we hereby confirm that the description of the Dutch tax consequences of the offer and of the ownership and disposal of the Company’s ordinary shares (the “Transaction”) set forth in the Registration Statement under the heading “Material Dutch Tax Considerations,” subject to the limitations and qualifications set forth therein, represents our opinion as to all of the material applicable Dutch tax consequences of the Transaction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the Tender Offer Statement on Schedule TO filed by the Company, RFS Holdings B.V., Fortis N.V. and Fortis SA/NV, Fortis Nederland (Holding) N.V., Banco Santander, S.A. (formerly Banco Santander Central Hispano, S.A.) and Santander Holanda B.V. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Yours sincerely,

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Chartered Accountants

Deloitte & Touche LLP is the United Kingdom member firm of Deloitte Touche Tohmatsu (“DTT”), a Swiss Verein whose member firms are separate and independent legal entities.  Neither DTT nor any of its member firms has any liability for each other’s acts or omissions.  Services are provided by member firms or their subsidiaries and not by DTT.